SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 25, 2005

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1405 Route 206 South, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (908) 443-2000

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

                In connection with the appointment of Mark Theilken as Senior Vice President of Dendrite International, Inc. (the "Company"), on February 25, 2005 the Company entered into an indemnification agreement on the same terms as with other senior executives of the Company, under which he will be, to the extent permitted by law, indemnified against amounts he may become legally obligated to pay in connection with his responsibilities or activities related to the Company, subject to certain limited exceptions.  The form of indemnification agreement is set forth in Exhibit 10.41 to the Company's Quarterly Report on Form 10-Q filed on November 8, 2004.

                In connection with the appointment of Natasha Giordano as Senior Vice President of the Company, on February 25, 2005 the Company entered into an amendment to her employment agreement dated September 25, 2000 under which, consistent with the Company's agreements with its other senior executives, in the event of a Change in Control, as is defined therein, all outstanding stock options vest and if within one year following a Change in Control her employment is terminated other than for death, cause or disability or she terminates her employment for good reason she is entitled to severance equal to her annual salary.  The amendment is being filed as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits~~.~~

Exhibit No.	Description

10.1	Amendment to Employment Agreement entered into on February 25, 2005, between Dendrite International, Inc. and Natasha Giordano

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDRITE INTERNATIONAL, INC.

Dated:	March 3, 2005	By:	CHRISTINE A. PELLIZZARI
		Name:	Christine Pellizzari
		Title:	Senior Vice President, General
Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement entered into on February 25, 2005, between Dendrite International, Inc. and Natasha Giordano